Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports covering the audited historical financial statements and schedule of Iron Mountain Incorporated and to all references to our Firm included in or made a part of this registration statement.


                                              /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 2, 1997